ARTICLES SUPPLEMENTARY TO THE

ARTICLES OF INCORPORATION

OF

MAXIM SERIES FUND, INC.

Maxim Series Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies as follows:

FIRST: The charter of the Corporation is hereby amended as follows:

The Corporation’s Board of Directors, pursuant to the authority contained in the Articles of Incorporation authorized the creation of two new classes of the Corporation’s stock, the names of which are:

Maxim Small-Cap Value Common Stock; and

Maxim Mid-Cap Value Common Stock,

each with a par value of Ten Cents ($.10); and

SECOND: The charter of the Corporation is hereby further amended as follows:

The Corporation’s Board of Directors, pursuant to the authority contained in the Articles of Incorporation, authorized the re-classification of the following shares of previously classified unissued common stock as follows:

Previously Classified Stock (and number of shares expressed in millions)	Re-Classified Stock (and number of shares expressed in millions)
Maxim Ariel Small-Cap Value Portfolio - 300 Maxim Loomis Sayles Bond Portfolio – 250 Maxim T. Rowe Price Equity/Income Portfolio - 400	Maxim Small-Cap Value Portfolio - 150 Maxim Mid-Cap Value Portfolio - 150

and

THIRD: The current authorized shares for the Corporation’s Classified Stock immediately after the foregoing creation of new classes of stock and re-classification of previously classified stock, each with a par value of Ten Cents ($.10) shall be as follows:

Portfolio	Current Authorized Shares (expressed in millions)
Maxim Money Market Portfolio	1,100
Maxim Stock Index Portfolio	300
Maxim U.S. Government Securities Portfolio	250
Maxim Bond Index Portfolio	200
Maxim Index 600 Portfolio	100
Maxim Bernstein International Equity Portfolio	200
Maxim Ariel MidCap Value Portfolio	150
Maxim Ariel Small-Cap Value Portfolio	200
Maxim Loomis Sayles Small-Cap Value Portfolio	200
Maxim Loomis Sayles Bond Portfolio	200
Maxim T. Rowe Price Equity/Income Portfolio	250
Maxim Trusco Small-Cap Growth Portfolio	200
Maxim INVESCO ADR Portfolio	180
Maxim Short Duration Bond Portfolio	200
Maxim T. Rowe Price MidCap Growth Portfolio	230
Maxim Global Bond Portfolio	100
Maxim Conservative Profile I Portfolio	150
Maxim Moderately Conservative Profile I Portfolio	150
Maxim Moderate Profile I Portfolio	150
Maxim Moderately Aggressive Profile I Portfolio	130
Maxim Aggressive Profile I Portfolio	150
Maxim Conservative Profile II Portfolio	150
Maxim Moderately Conservative Profile II Portfolio	150
Maxim Moderate Profile II Portfolio	200
Maxim Moderately Aggressive Profile II Portfolio	150
Maxim Aggressive Profile II Portfolio	200
Maxim MFS International Growth Portfolio	150
Maxim Federated Bond Portfolio	150
Maxim Janus Large Cap Growth Portfolio	150
Maxim High Yield Bond Portfolio	150
Maxim S&P 500 Index® Portfolio	200
Maxim Small-Cap Value Portfolio	150
Maxim Mid-Cap Value Portfolio	150

FOURTH: Except as set forth in these Articles Supplementary, the description of each class of capital stock of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, was not changed by these amendments and these amendments have otherwise effected no change in the authorized capital of the Corporation.

FIFTH: These Articles Supplementary shall be effective on 12:01 a.m. February 15, 2008.

IN WITNESS WHEREOF, MAXIM SERIES FUND, INC., has caused these presents to be signed in its name and on its behalf by its Chairman and President, and its corporate seal to be hereunto affixed and attested by its Secretary this ____ day of _________, 2008, and the undersigned Officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:	MAXIM SERIES FUND, INC.

Title: Secretary	Title: Chairman and President

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